EXHIBIT 23(L)

                                                December 19, 1996



The Board of Directors
The Cosmetic Center, Inc.
8839 Greenwood Place
Savage, MD 20763

Members of the Board:

We hereby consent to the references to our firm and the references to and discussion of our opinion letter dated December 17, 1996 in the Proxy Statement/Prospectus of the Company which forms a part of the Registration Statement on form S-4 to be filed with the Securities and Exchange Commission on December 19, 1996. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules or regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,


                                         LEGG MASON WOOD WALKER, INCORPORATED


                                         By: /s/ Arnold S. Hoffman
                                         Name:  Arnold S. Hoffman
                                         Title: Senior Managing Director